Exhibit 99.1

Press Release

For Further Information Contact:

RITE AID	MCKESSON
Investors:	Investors and Financial Media:
Byron Purcell	Craig Mercer
(717) 975-5809	415.983.8391
investor@riteaid.com	Craig.Mercer@McKesson.com

Media:	General and Business Media:
Pete Strella	Kristin Chasen
717-975-5718	415.983.8974
pstrella@riteaid.com	Kristin.Chasen@McKesson.com

FOR IMMEDIATE RELEASE

RITE AID AND MCKESSON AGREE TO KEY TERMS
FOR PHARMACEUTICAL PURCHASING AND DISTRIBUTION

Rite Aid Partnership with McKesson to Continue for 10 Additional Years through March 2029

McKesson to Continue Providing Rite Aid with Sourcing and Direct-To-Store Delivery for Brand and Generic Pharmaceutical Products, Ensuring Highest Levels of Service for Rite Aid Stores and Customers

Terms Provide Rite Aid with Competitive Drug Pricing and Operational Flexibility while Helping Drive Future Growth for Both Companies

CAMP HILL, Pa. and SAN FRANCISO (Dec. 19, 2018) — Rite Aid Corporation (NYSE:RAD) and McKesson Corporation (NYSE:MCK) announced an agreement to key terms that will continue the companies’ pharmaceutical sourcing and distribution partnership for an additional 10 years. Under these terms, McKesson will continue providing Rite Aid with sourcing and direct-to-store delivery for brand and generic pharmaceutical products through March 2029.

Rite Aid and McKesson have a long history as trusted partners in ensuring the availability of essential medications to patients. The new terms create efficiencies and opportunities for future growth by leveraging the strength of Rite Aid as one of the nation’s leading drugstore chains and McKesson as a leader in pharmaceutical sourcing and supply chain management.

“After a careful and comprehensive review of our drug purchasing options, continuing our partnership with McKesson will provide our company with a combination of competitive drug pricing and operational flexibility that creates the most value to all Rite Aid stakeholders,” said John Standley, chief executive officer of Rite Aid. “McKesson has been a valued partner of Rite Aid for more than 20 years, and we’re excited to continue our partnership under new terms that will leverage the strengths of both organizations to help drive future growth.”

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“I am extremely proud of the strength of McKesson’s global sourcing capabilities and industry-leading service levels, which uniquely creates value for our customers and the patients they serve,” said Brian Tyler, president and chief operating officer, McKesson Corporation. “Rite Aid has been a long-standing valued customer to McKesson, and we look forward to our ongoing partnership.”

Rite Aid Corporation (NYSE: RAD) is one of the nation’s leading drugstore chains with fiscal 2018 annual revenues of $21.5 billion. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

McKesson Corporation, currently ranked 6th on the FORTUNE 500, is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful — all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

Risk Factors
Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the Form 10-K, Form 10-Q and Form 8-K reports filed by Rite Aid Corporation and McKesson Corporation with the Securities and Exchange Commission and include, but are not limited to, achievement of the anticipated operational and financial benefits from the expanded distribution agreement that was announced by both companies today. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, neither Rite Aid nor McKesson undertakes any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

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